JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated February 23, 1998 (including amendments thereto) with respect to the Common Stock of Lincoln Snacks Company. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 23, 1998                       STEEL PARTNERS II, L.P.

                                                By: Steel Partners, L.L.C.
                                                    General Partner


                                                By: /s/ Warren G. Lichtenstein
                                                    ----------------------------
                                                    Warren G. Lichtenstein
                                                    Chief Executive Officer



                                                /s/ Warren G. Lichtenstein
                                                --------------------------------
                                                    WARREN G. LICHTENSTEIN